SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Applied Materials, Inc.

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To: From: Subject: Date:	All Employees Mike Splinter 2004 Proxy Materials February 17, 2004

In connection with our March 24, 2004 Annual Meeting of Stockholders, the Company’s 2003 Annual Report, 2003 Form 10-K and 2004 Proxy Statement are now available to you electronically. Continuing the practice we implemented last year, we produced a “10-K wrap” — a shorter version of the Annual Report bound together with the Form 10-K into a single document. You may view and/or print these documents by clicking on the link below or by visiting the Company’s Web site at the following address: http://www.appliedmaterials.com/investors/annual_proxy.html.

If you are an Applied Materials stockholder who owns shares (1) through the Applied Materials Employee Savings and Retirement Plan (the “401(k) plan”); (2) through the Applied Materials Employees’ Stock Purchase Plan with UBS Paine Webber; or (3) as a registered holder, you will receive instructions by e-mail in the next few days on how to vote for each account in which you hold shares. Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

I urge you to read carefully the Company’s 2004 Proxy Statement. It contains important information concerning the proposals to elect 10 directors and to approve the amended and restated Employee Stock Incentive Plan.

If you prefer to receive hard copies of the Company’s 2003 Annual Report and Form 10-K or 2004 Proxy Statement, please contact Sherry Blum in Investor Relations in Santa Clara at ext. 35227.